Exhibit 99.1

NEWS RELEASE

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com

PETROQUEST ENERGY ANNOUNCES EXECUTIVE DEPARTURE

LAFAYETTE, LA – November 24, 2015 - PetroQuest announces the departure of Todd Zehnder, Chief Operating Officer. Mr. Zehnder’s resignation is on the best of terms as he plans to continue his career outside of the Oil and Gas industry.

Management Statement

“Todd will be greatly missed by the entire PetroQuest family and we are sure by all of those he came in contact with over the last 15 years. I along with the other Executives that he worked so closely with will miss his tremendous contributions and insight and only wish him the best in his career pursuits,” said Charles T. Goodson, Chairman, Chief Executive Officer and President.

“PetroQuest has spent the last fifteen years of its 30 year history expanding into numerous resource plays in the US allowing us to hone our expertise in horizontal drilling, fracking and producing tight sands and shales. Today we are able to take advantage of that knowledge base primarily gained from the Woodford Shale in Oklahoma into the horizontal Cotton Valley which holds decades of defined development into these truly unique assets. As stated in our last conference call, we continue to remain focused on additional deleveraging options to build upon our success repaying all of our bank borrowings while driving down full cycle costs and increasing efficiencies to enable our assets to continue to compete with other resource plays in North America. We will continue to utilize our very experienced and talented team to succeed in the pursuit of these efforts.”

About the Company

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas, Oklahoma, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market, our ability to reduce leverage or refinance our senior notes due 2017, our estimate of the sufficiency of our existing capital sources, including availability under our senior secured bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures or divestitures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.

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